SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) April 19, 2001


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000

Item 5.  Other Events
         ------------
        The Registrant files, pursuant to Regulation FD, its news release dated April 19, 2001, entitled "DuPont Statement: DuPont To Phase Out Sale Of 'Benlate'" a copy of which is below. This news release is also filed in connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3
(No. 33-53327, No. 33-61339, No. 33-60069 and No. 333-86363).


                                  Contacts:  Mike Ricciuto
                                             302-892-7996
                                             mike.a.ricciuto-2@usa.dupont.com

                                             Clif Webb
                                             302-774-4005
                                             r-clifton.webb@usa.dupont.com


          DuPont Statement:  DuPont To Phase Out Sale Of "Benlate"


        WILMINGTON, Del., April 19, 2001 -- Today DuPont informed its customers around the world that it will discontinue the manufacture of its fungicide benomyl and will phase out sales of "Benlate" in all its forms from the global market. No sales will occur after December 31, 2001, and we expect all product will clear the channels of trade by the end of 2002.

        DuPont advised customers that this is not a product recall, but a voluntary business decision based on a review of global market conditions and other factors. The decision is part of the recently announced restructuring to improve the overall competitiveness of its agricultural businesses.

        A significant element of the reason to withdraw is that the company is no longer willing to bear the high and continuing costs of defending the product in the U.S. legal system where factors other than good science can influence outcomes. In addition, there are significant ongoing costs and resources necessary to meet increased regulatory requirements around the world and keep the product active. The company believes those resources are better applied to other areas of the business.

        DuPont remains fully confident that "Benlate" is safe when used as directed. The 30-year-old fungicide has been an excellent crop protection option for growers worldwide.

For attribution to James C. Borel, vice president & general manager - DuPont Crop Protection Products.

                                    # # #

4/19/01

                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




April 19, 2001